UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2024

DOUGLAS ELLIMAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054			87-2176850
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
Employment Agreement with Michael Liebowitz

On November 24, 2024, Douglas Elliman Inc. (the “Company”) entered into an employment agreement, effective as of October 22, 2024 (the “Liebowitz Employment Agreement”), with Michael Liebowitz, which sets forth the terms and conditions of his employment as the Company’s Chief Executive Officer.
Pursuant to the Liebowitz Employment Agreement, Mr. Liebowitz’s employment shall continue for an indefinite period, subject to the termination provisions provided for in the Liebowitz Employment Agreement. Mr. Liebowitz is entitled to an annual base salary of $800,000, a one-time cash signing bonus of $800,000 and is eligible to participate in the Company’s annual incentive program with a target annual bonus opportunity determined by the Board of Directors of the Company (the “Board”) (or the Compensation and Human Capital Committee of the Board (the “Compensation Committee”, if properly authorized)). Mr. Liebowitz’s bonus payments, if awarded, are subject to compliance with performance goals determined by the Compensation Committee. Such performance goals shall be consistent with Mr. Liebowitz’s positions as the Chief Executive Officer of the Company.
Subject to Mr. Liebowitz’s continued employment through the grant date, Mr. Liebowitz shall be entitled to participate in the long-term incentive plans of the Company. In addition, subject to the approval of the Board (or the Compensation Committee of the Board, if properly authorized), the Company will recommend to the Board to grant Mr. Liebowitz, pursuant to the terms of the Company’s 2021 management incentive plan (“2021 Plan”) and the applicable award agreement, (i) an aggregate of 1,500,000 restricted shares (the “Restricted Stock Grant”) of the Company’s common stock, par value of $0.01 per share (the “Common Stock”). vesting as to 500,000 shares on each of the first, second and third anniversaries of the grant date of the Restricted Stock Grant and (ii) a grant of 1,550,000 Performance Share Units (the “PSUs”) (the “Performance Share Unit Grant”) that provides for a three-year performance period commencing as of January 1, 2025 (the “Performance Period”), with the number of shares of Common Stock to be issued as soon as practicable following the end of the Performance Period determined as follows (the “Performance Thresholds”): (A) if the 30-day volume weighted average share price of the Common Stock at the end of the Performance Period (the “Performance Stock Price”) is less than $3.00, no Common Stock will be issued in settlement of the PSUs, and the PSUs shall be forfeited in their entirety; (B) if the Performance Stock Price is equal to $3.00, 775,000 shares of Common Stock will be issued as full settlement of the PSUs; (C) if the Performance Stock Price is equal to $4.00, 1,550,000 shares of Common Stock will be issued as full settlement of the PSUs; and (D) if the Performance Stock Price is equal to or greater than $5.00, 2,325,000 shares of Common Stock will be issued as full settlement of the PSUs; provided that, in each case, the shares of Common Stock to be issued in settlement of the PSUs described above will be determined where the Performance Stock Price is more than $3.00 and less than $5.00 (and is not $4.00) by a linear extrapolation between the per share Common Stock value between $3.00 and $4.00, or between $4.00 and $5.00, as the case may be.
Subject to the terms of the applicable award agreements, (A) the Restricted Stock Grant and the Performance Share Unit Grant shall cease vesting if Mr. Liebowitz resigns or is terminated for Cause (as defined in the Liebowitz Employment Agreement), (B) upon the consummation of a Change of Control (as defined in the Liebowitz Employment Agreement), (1) the Restricted Stock Grant shall accelerate and fully vest and (2) the Performance Share Unit Grant shall accelerate such that the end of the Performance Period shall be deemed to be the date of the consummation of the Change of Control and Mr. Liebowitz shall be entitled to the number of shares of Common Stock relative to the applicable Performance Threshold based on the Performance Stock Price on such date and (C) to the extent Mr. Liebowitz is terminated by the Company without Cause, (i) any unvested portion of the Restricted Stock Grant shall accelerate and become fully vested and (ii) with respect to the Performance Share Unit Grant, Mr. Liebowitz shall be entitled to a pro rata portion of the applicable Performance Threshold based on the Performance Stock Price at the time of Mr. Liebowitz’s termination, such that (x) to the extent Mr. Liebowitz is terminated prior to January 1, 2026, Mr. Liebowitz shall not be entitled to any accelerated vesting under the Performance Share Unit Grant, (y) to the extent Mr. Liebowitz is terminated after January 1, 2026 but prior to December 31, 2026, Mr. Liebowitz shall be entitled to one-third of the applicable Performance Threshold and (z) to the extent Mr. Liebowitz is terminated after January 1, 2027 but prior to December 31, 2027, Mr. Liebowitz shall be entitled to two-thirds of the applicable Performance Threshold.
The Liebowitz Employment Agreement may be terminated by the Company without Cause (as defined in the Liebowitz Employment Agreement) upon providing notice (the “Termination Notice”) to Mr. Liebowitz stating such intention. In the event that the Company terminates Mr. Liebowitz’s employment without Cause, the Employment Period shall terminate on the date set forth in the Termination Notice (the “Termination Date”) and a severance period of six months (such period, the “Severance Period”) shall commence upon the Termination Date.

Upon a termination by the Company without Cause, during the Severance Period, Mr. Liebowitz shall be entitled to receive his base salary, and subject to Mr. Liebowitz’s timely election of continuation coverage under the Company’s group health plan plans, and continued copayment of premiums at the same level as if Mr. Liebowitz were an active employee of the Company, Mr. Liebowitz and his eligible dependents shall be entitled to a taxable monthly reimbursement in an amount equal to the amount of health insurance premiums that the Company would have subsidized, if any, had Mr. Liebowitz remained an active employee, for the Severance Period, provided that the Mr. Liebowitz remains eligible for coverage through the Severance Period. Mr. Liebowitz shall also be eligible to receive a prorated bonus, if applicable for the year in which the termination occurred. In addition, Mr. Liebowitz shall be entitled to (x) payment of any earned but unpaid amounts, including bonuses for performance periods that ended prior to the Termination Date and any unreimbursed business expenses, with such payment made in accordance with Company practices in effect on the date of his termination of employment, and (y) any other rights, benefits or entitlements in accordance with this Liebowitz Employment Agreement or any applicable plan, policy, program, arrangement of, or other agreement with, the Company or any of its subsidiaries or affiliates (collectively referred to as the “Accrued Obligations”).
In the event of Mr. Liebowitz’s termination due to his death or Disability (as defined in the Liebowitz Employment Agreement), Mr. Liebowitz or his estate, as applicable, shall be entitled to the Accrued Obligations.
In the event of the voluntary termination of employment by Mr. Liebowitz, Mr. Liebowitz shall only be entitled to the Accrued Obligations; provided, however, if (A) such voluntary termination occurs as a result of (referred to herein as “Good Reason”): (i) a material diminution of Mr. Liebowitz’s duties and responsibilities, including, without limitation, the failure to appoint or re-appoint Mr. Liebowitz as Chief Executive Officer of the Company or the removal of Mr. Liebowitz from any such position, (ii) a material reduction of Mr. Liebowitz’s base salary (unless such reduction is consistent with reductions by the Company of all executive officers of the Company) or any other material breach of any material provision of the Liebowitz Employment Agreement by the Company, (iii) a requirement that Mr. Liebowitz report to any person other than the Company’s Board, or (iv) the failure of a successor to all or substantially all of the Company’s business and/or assets to promptly assume and continue the Company’s obligations under the Liebowitz Employment Agreement, whether contractually or as a matter of law, within 15 days of such transaction, (B) Mr. Liebowitz gives the Company 60 days’ prior notice of his intent to voluntarily terminate his employment for any (or all) of the foregoing reasons and the Company shall not have cured such breach within such 60-day period (the “Cure Period”), and (C) Mr. Liebowitz shall thereafter have resigned and separated from employment and service with the Company no later than 60 days following the end of the Cure Period, then the Severance Period shall begin at the end of such 60-day period and Mr. Liebowitz shall be entitled to the same benefits above as if Mr. Liebowitz had been terminated by the Company without Cause.
If within twelve (12) months of a Change of Control, the Company terminates Mr. Liebowitz without Cause, other than for reason of death or Disability, or Mr. Liebowitz voluntarily terminates his employment for Good Reason, Mr. Liebowitz shall be entitled to: (i) a lump sum payment of 2.0 times the sum of Mr. Liebowitz’s annual base salary, (ii) a prorated bonus, if applicable, for the year in which the termination occurs, (iii), subject to Mr. Liebowitz’s timely election of continuation coverage under the Company’s group health plan, and continued copayment of premiums at the same level as if Mr. Liebowitz were an active employee of the Company, Mr. Liebowitz and his eligible dependents shall be entitled to a taxable monthly reimbursement in an amount equal to the amount of health insurance premiums that the Company would have subsidized, if any, had Mr. Liebowitz remained an active employee, for six months, provided that the Mr. Liebowitz remains eligible for coverage during such period and (iv) the Accrued Obligations.
Any payments or severance payable to Mr. Liebowitz pursuant to the Liebowitz Employment Agreement shall be conditioned upon Mr. Liebowitz’s execution of a general release of claims and covenant not to sue provided by the Company at the time of termination.
The Liebowitz Employment Agreement contains a non-disclosure, non-competition, customer non-solicitation, and employee non-solicitation covenants.
The foregoing description of the Liebowitz Employment Agreement is qualified in its entirety by reference to the full text of the Liebowitz Employment Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated November 24, 2024, between Douglas Elliman Inc, and Michael Liebowitz.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.
(Registrant)

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Date: November 25, 2024